Exhibit 99.1

newsrelease

Tenet Reports Second Quarter 2010 Results

Diluted Earnings of $0.05 Per Share, Up from Loss of $0.03 Per Share Over Prior Year Period

Net Income Attributable to Common Shareholders of $25 Million,

Compared to a Net Loss of $15 Million in Prior Year Period

Net Operating Revenues Increase 3.3 Percent to $2.30 Billion

Key Metrics (All percentage changes compare Q2’10 to Q2’09 unless otherwise noted)

•	Adjusted EBITDA of $268 million, an 8.9% increase

•	Adjusted EBITDA margin of 11.6%, a 60 basis point increase

•	Outlook for 2010 adjusted EBITDA confirmed at $1.035 billion to $1.100 billion

DALLAS – August 3, 2010 – Tenet Healthcare Corporation (NYSE: THC) today reported adjusted EBITDA of $268 million for the quarter ended June 30, 2010, an increase of $22 million, or 8.9 percent, as compared to $246 million for the second quarter of 2009. Net income attributable to common shareholders for the second quarter of 2010 was $25 million, or $0.05 per diluted share, compared to a net loss of $15 million, or $0.03 per diluted share, for the second quarter of 2009. Continuing operations earned $0.07 per diluted share in the second quarter of 2010 as compared to $0.01 per diluted share in the second quarter of 2009.

“Our earnings power continued to grow as we successfully converted an admissions decline of 2.0 percent into revenue growth of 3.3 percent and adjusted EBITDA growth of 8.9 percent,” said Trevor Fetter, president and chief executive officer. “This progression demonstrates our ability to address the challenges presented by the continuing soft macroeconomic environment to produce meaningful growth in value.”

Discussion of Results (All percentage changes compare Q2’10 to Q2’09. Same hospital and total company statistics are identical.)

Second quarter 2010 performance was driven by solid revenue growth and incremental cost efficiencies which more than offset the impact from soft volumes. Admissions and outpatient visits declined by 2.0 percent and 0.8 percent, respectively. Adjusted admissions declined by 0.6 percent. Commercial managed care admissions and outpatient visits declined by 7.2 percent and 5.4 percent, respectively. Higher commercial acuity, increased unit revenues, and improved commercial payer mix produced growth in commercial managed care revenues of 2.0 percent. This growth in commercial revenues contributed to an aggregate increase in net operating revenues of $74 million, or 3.3 percent. This increase in revenues was net of unfavorable adjustments of $28 million for the estimated impact on our Medicare disproportionate share hospital payments ($20 million) as a result of estimated lower Supplemental Security Income (SSI) percentages at certain of our hospitals and the portion of bad debt that will not be reimbursed by Medicare ($8 million).

Total controllable operating expense increased by $46 million, or 2.5 percent. This increase included a 2.1 percent increase in salaries, wages and benefits, primarily the result of salary and wage increases awarded to our broad employee population on October 1, 2009. Supplies expense was unchanged and other operating expense increased by 5.5 percent.

Bad debt expense increased by $6 million, or 3.6 percent. There was no change in the ratio of bad debt expense to net operating revenues which remained at 7.5 percent. Items that contributed to the increase in bad debt expense included increases of 1.5 percent and 2.4 percent in uninsured admissions and outpatient visits, respectively, and a 130 basis point decline in the self-pay collection rate to 29.5 percent. These adverse factors were partially offset by a $28 million favorable adjustment for Medicare bad debts that will be claimed on the Company’s cost reports. The impact of providing uncompensated care, which includes charity as well as uninsured patients, was mitigated by a decline in charity volumes. This mitigating effect is evident in our estimated costs of providing care to charity and self-pay patients for the second quarters of 2010 and 2009, which were $126 million and $121 million, respectively.

Adjusted net cash provided by operating activities from continuing operations was $198 million and adjusted free cash flow from continuing operations was $121 million, reflecting capital expenditures of $77 million. Cash and cash equivalents were $711 million at June 30, 2010, an increase of $122 million from March 31, 2010. In 2009’s second quarter, adjusted net cash provided by operating activities was $202 million. Net cash provided by operating activities was $191 million in the second quarter of 2010 compared to $170 million in the second quarter of 2009.

Management’s Webcast Discussion of Second Quarter Results

Tenet management will discuss second quarter 2010 results on a webcast scheduled for 10:00 AM (ET) on August 3, 2010. This webcast may be accessed through Tenet’s website at www.tenethealth.com/investors. A set of slides, to which management intends to refer on the call, will be posted to the Company’s website at approximately 8:30 AM (ET).

Additional information regarding Tenet’s quarterly results of operations, including detailed tabular operational data, is contained in our Form 10-Q report, which will be filed with the Securities and Exchange Commission and posted on the Tenet investor relations website before today’s webcast. This press release includes certain non-GAAP measures, such as adjusted EBITDA and adjusted free cash flow. A reconciliation of these financial measures and the most directly comparable GAAP measure is included in the financial tables at the end of this release.

Tenet Healthcare Corporation is a health care services company whose subsidiaries and affiliates own and operate acute care hospitals, ambulatory surgery centers and diagnostic imaging centers. Tenet’s hospitals and related healthcare facilities are committed to providing high quality care to patients in the communities they serve. For more information, please visit www.tenethealth.com.

Media: Rick Black (469) 893-2647	Investors: Thomas Rice (469) 893-2522
Rick.Black@tenethealth.com	Thomas.Rice@tenethealth.com

# # #

Some of the statements in this release may constitute forward-looking statements. Such forward-looking statements are based on our current expectations and could be affected by numerous factors and are subject to various risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended Dec. 31, 2009, our quarterly reports on Form 10-Q, and periodic reports on Form 8-K. Do not rely on any forward-looking statement, as we cannot predict or control many of the factors that ultimately may affect our ability to achieve the results estimated. We make no promise to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise.

Tenet uses its company web site to provide important information to investors about the company including the posting of important announcements regarding financial performance and corporate developments.

TENET HEALTHCARE CORPORATION

CONSOLIDATED OPERATIONS DATA

(Unaudited)

(Dollars in millions except per share amounts)	Three Months Ended June 30,
	2010	%	2009	%	Change
Net operating revenues	$2,303	100.0%	$2,229	100.0%	3.3%
Operating expenses:
Salaries, wages and benefits	969	42.1%	949	42.6%	2.1%
Supplies	395	17.2%	395	17.7%	—%
Provision for doubtful accounts	173	7.5%	167	7.5%	3.6%
Other operating expenses, net	498	21.6%	472	21.2%	5.5%
Depreciation and amortization	97	4.2%	98	4.4%	(1.0)%
Impairment of long-lived assets and goodwill, and restructuring charges	(2)	(0.1)%	1	—%
Litigation and investigation costs	2	0.1%	9	0.4%

Operating income	171	7.4%	138	6.2%
Interest expense	(107)		(120)
Loss from early extinguishment of debt	—		(21)
Investment earnings (loss)	1		(5)
Net gain on sales of investments	—		15

Income from continuing operations, before income taxes	65		7
Income tax expense	(20)		(4)

Income from continuing operations, before discontinued operations	45		3
Discontinued operations:
Loss from operations	(5)		(11)
Impairment of long-lived assets and goodwill, and restructuring charges, net	(3)		(6)
Income tax expense	(2)		—

Loss from discontinued operations	(10)		(17)

Net income (loss)	35		(14)
Less: Preferred stock dividends	6		—
Less: Net income attributable to noncontrolling interests	4		1

Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$25		$(15)

Amounts attributable to Tenet Healthcare Corporation common shareholders
Income from continuing operations, net of tax	$35		$2
Loss from discontinued operations, net of tax	(10)		(17)

Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$25		$(15)

Earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders
Basic
Continuing operations	$0.07		$0.01
Discontinued operations	(0.02)		(0.04)

	$0.05		$(0.03)

Diluted
Continuing operations	$0.07		$0.01
Discontinued operations	(0.02)		(0.04)

	$0.05		$(0.03)

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	484,610		480,447
Diluted	502,549		488,244

TENET HEALTHCARE CORPORATION

CONSOLIDATED OPERATIONS DATA

(Unaudited)

(Dollars in millions except per share amounts)	Six Months Ended June 30,
	2010	%	2009	%	Change
Net operating revenues	$4,642	100.0%	$4,491	100.0%	3.4%
Operating expenses:
Salaries, wages and benefits	1,956	42.1%	1,914	42.6%	2.2%
Supplies	793	17.1%	786	17.5%	0.9%
Provision for doubtful accounts	362	7.8%	323	7.2%	12.1%
Other operating expenses, net	965	20.8%	944	21.1%	2.2%
Depreciation and amortization	192	4.1%	194	4.3%	(1.0)%
Impairment of long-lived assets and goodwill, and restructuring charges	(2)	—%	6	0.1%
Litigation and investigation costs	4	0.1%	10	0.2%

Operating income	372	8.0%	314	7.0%
Interest expense	(216)		(230)
Gain from early extinguishment of debt	—		113
Investment earnings (loss)	2		(3)
Net gain on sales of investments	—		15

Income from continuing operations, before income taxes	158		209
Income tax expense	(23)		(9)

Income from continuing operations, before discontinued operations	135		200
Discontinued operations:
Loss from operations	—		(12)
Impairment of long-lived assets and goodwill, and restructuring charges, net	(2)		(15)
Net losses on sales of facilities	—		(2)
Income tax expense	(3)		(2)

Loss from discontinued operations	(5)		(31)

Net income	130		169
Less: Preferred stock dividends	12		—
Less: Net income attributable to noncontrolling interests	5		6

Net income attributable to Tenet Healthcare Corporation common shareholders	$113		$163

Amounts attributable to Tenet Healthcare Corporation common shareholders
Income from continuing operations, net of tax	$118		$195
Loss from discontinued operations, net of tax	(5)		(32)

Net income attributable to Tenet Healthcare Corporation common shareholders	$113		$163

Earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders
Basic
Continuing operations	$0.24		$0.41
Discontinued operations	(0.01)		(0.07)

	$0.23		$0.34

Diluted
Continuing operations	$0.23		$0.41
Discontinued operations	(0.01)		(0.07)

	$0.22		$0.34

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	483,263		479,410
Diluted	560,376		483,878

TENET HEALTHCARE CORPORATION

CONSOLIDATED BALANCE SHEET DATA

(Unaudited)

(Dollars in millions)	June 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$711	$690
Investments in Reserve Yield Plus Fund	1	2
Investments in marketable securities	1	11
Accounts receivable, less allowance for doubtful accounts	1,160	1,158
Inventories of supplies, at cost	152	153
Income tax receivable	13	35
Deferred income taxes	107	108
Assets held for sale	19	29
Other current assets	271	286

Total current assets	2,435	2,472
Investments and other assets	180	182
Property and equipment, at cost, less accumulated depreciation and amortization	4,211	4,313
Goodwill	609	607
Other intangible assets, at cost, less accumulated amortization	399	379

Total assets	$7,834	$7,953

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$2	$2
Accounts payable	615	739
Accrued compensation and benefits	343	370
Professional and general liability reserves	104	106
Accrued interest payable	123	127
Accrued legal settlement costs	31	76
Other current liabilities	340	363

Total current liabilities	1,558	1,783
Long-term debt, net of current portion	4,272	4,272
Professional and general liability reserves	427	466
Accrued legal settlement costs	19	19
Other long-term liabilities	572	568
Deferred income taxes	160	148

Total liabilities	7,008	7,256
Commitments and contingencies
Equity:
Shareholders’ equity:
Preferred stock	334	334
Common stock	27	27
Additional paid-in capital	4,461	4,461
Accumulated other comprehensive loss	(31)	(32)
Accumulated deficit	(2,540)	(2,665)
Less common stock in treasury, at cost	(1,479)	(1,479)

Total shareholders’ equity	772	646
Noncontrolling interests	54	51

Total equity	826	697

Total liabilities and equity	$7,834	$7,953

TENET HEALTHCARE CORPORATION

CONSOLIDATED CASH FLOW DATA

(Unaudited)

(Dollars in millions)	Six Months Ended June 30,
	2010	2009
Net income	$130	$169
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	192	194
Provision for doubtful accounts	362	323
Net gain on sales of investments	—	(15)
Deferred income tax expense	12	11
Stock-based compensation expense	13	13
Impairment of long-lived assets and goodwill, and restructuring charges	(2)	6
Fair market value adjustments related to interest rate swap and LIBOR cap agreements	3	3
Litigation and investigation costs	4	10
Gain from early extinguishment of debt	—	(113)
Pretax loss from discontinued operations	2	29
Other items, net	16	6
Changes in cash from changes in operating assets and liabilities:
Accounts receivable	(377)	(319)
Inventories and other current assets	(8)	(16)
Income taxes	50	21
Accounts payable, accrued expenses and other current liabilities	(164)	(119)
Other long-term liabilities	(18)	(11)
Payments against reserves for restructuring charges and litigation costs	(51)	(56)
Net cash provided by operating activities from discontinued operations, excluding income taxes	5	28

Net cash provided by operating activities	169	164
Cash flows from investing activities:
Purchases of property and equipment—continuing operations	(148)	(138)
Purchases of property and equipment—discontinued operations	—	(1)
Construction of new and replacement hospitals	(12)	(34)
Purchase of business or joint venture interest	(2)	—
Proceeds from sales of facilities and other assets – discontinued operations	18	221
Proceeds from sales of marketable securities, long-term investments and other assets	16	49
Proceeds from hospital authority bonds	—	49
Purchase of marketable securities	—	(6)
Distributions received from investments in Reserve Yield Plus Fund	1	8
Other items, net	1	2

Net cash provided by (used in) investing activities	(126)	150
Cash flows from financing activities:
Repayments of borrowings	(12)	(901)
Proceeds from borrowings	1	885
Deferred debt issuance costs	—	(46)
Cash dividends on preferred stock	(12)	—
Contributions from noncontrolling interests	1	—
Distributions paid to noncontrolling interests	(3)	(3)
Other items, net	3	2

Net cash used in financing activities	(22)	(63)

Net increase in cash and cash equivalents	21	251
Cash and cash equivalents at beginning of period	690	507

Cash and cash equivalents at end of period	$711	$758

Supplemental disclosures:
Interest paid, net of capitalized interest	$(201)	$(240)
Income tax refunds, net	$34	$22

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING HOSPITALS

(Unaudited)

(Dollars in millions except per patient day,
per admission and per visit amounts)	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009	Change	2010	2009	Change

Net inpatient revenues	$1,478	$1,441	2.6%	$3,022	$2,955	2.3%
Net outpatient revenues	$733	$702	4.4%	$1,439	$1,370	5.0%

Number of general hospitals (at end of period)	49	49	—	49	49	— *
Licensed beds (at end of period)	13,420	13,419	—%	13,420	13,419	—%
Average licensed beds	13,435	13,411	0.2%	13,433	13,411	0.2%
Utilization of licensed beds	50.3%	51.6%	(1.3)%	52.1%	53.7%	(1.6)%*
Patient days	614,365	629,714	(2.4)%	1,267,317	1,302,350	(2.7)%
Adjusted patient days	929,186	940,472	(1.2)%	1,887,434	1,919,313	(1.7)%
Net inpatient revenue per patient day	$2,406	$2,288	5.2%	$2,385	$2,269	5.1%
Admissions	127,751	130,308	(2.0)%	260,350	265,643	(2.0)%
Adjusted patient admissions	194,828	195,962	(0.6)%	390,737	394,059	(0.8)%
Net inpatient revenue per admission	$11,569	$11,058	4.6%	$11,607	$11,124	4.3%
Average length of stay (days)	4.8	4.8	—	4.9	4.9	— *
Surgeries	91,285	92,166	(1.0)%	179,283	181,806	(1.4)%
Net outpatient revenue per visit	$741	$704	5.3%	$741	$697	6.3%
Outpatient visits	988,706	996,468	(0.8)%	1,941,621	1,966,787	(1.3)%

Sources of net patient revenue
Medicare	23.2%	24.0%	(0.8)%	24.2%	25.4%	(1.2)%*
Medicaid	9.3%	8.3%	1.0%	9.0%	8.1%	0.9%*
Managed care governmental	15.1%	14.9%	0.2%	15.0%	14.8%	0.2%*
Managed care commercial	41.4%	41.9%	(0.5)%	41.0%	41.2%	(0.2)%*
Indemnity, self-pay and other	11.0%	10.9%	0.1%	10.8%	10.5%	0.3%*

*	This change is the difference between the 2010 and 2009 amounts shown

TENET HEALTHCARE CORPORATION

CONSOLIDATED OPERATIONS DATA

Fiscal 2010 by Calendar Quarter

(Unaudited)

			Six Months
(Dollars in millions except per share amounts)	Three Months Ended		Ended
	3/31/10	6/30/10	06/30/10

Net operating revenues	$2,339	$2,303	$4,642
Operating expenses:
Salaries, wages and benefits	987	969	1,956
Supplies	398	395	793
Provision for doubtful accounts	189	173	362
Other operating expenses, net	467	498	965
Depreciation and amortization	95	97	192
Impairment of long-lived assets and goodwill, and restructuring charges	—	(2)	(2)
Litigation and investigation costs	2	2	4

Operating income	201	171	372
Interest expense	(109)	(107)	(216)
Investment earnings	1	1	2

Income from continuing operations, before income taxes	93	65	158
Income tax expense	(3)	(20)	(23)

Income from continuing operations, before discontinued operations	90	45	135
Discontinued operations:
Income (loss) from operations	5	(5)	—
Impairment of long-lived assets and goodwill, and restructuring charges, net	1	(3)	(2)
Income tax expense	(1)	(2)	(3)

Income (loss) from discontinued operations	5	(10)	(5)

Net income	95	35	130
Less: Preferred stock dividends	6	6	12
Less: Net income attributable to noncontrolling interests	1	4	5

Net income attributable to Tenet Healthcare Corporation common shareholders	$88	$25	$113

Earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders
Basic
Continuing operations	$0.17	$0.07	$0.24
Discontinued operations	0.01	(0.02)	(0.01)

	$0.18	$0.05	$0.23

Diluted
Continuing operations	$0.16	$0.07	$0.23
Discontinued operations	0.01	(0.02)	(0.01)

	$0.17	$0.05	$0.22

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	481,917	484,610	483,263
Diluted	559,228	502,549	560,376

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING HOSPITALS

Fiscal 2010 by Calendar Quarter

(Unaudited)

(Dollars in millions except per patient day, per			Six Months
admission and per visit amounts)	Three Months Ended		Ended
	03/31/10	06/30/10	06/30/10

Net inpatient revenues	$1,544	$1,478	$3,022
Net outpatient revenues	$706	$733	$1,439

Number of general hospitals (at end of period)	49	49	49
Licensed beds (at end of period)	13,430	13,420	13,420
Average licensed beds	13,431	13,435	13,433
Utilization of licensed beds	54.0%	50.3%	52.1%
Patient days	652,952	614,365	1,267,317
Adjusted patient days	958,248	929,186	1,887,434
Net inpatient revenue per patient day	$2,365	$2,406	$2,385
Admissions	132,599	127,751	260,350
Adjusted patient admissions	195,909	194,828	390,737
Net inpatient revenue per admission	$11,644	$11,569	$11,607
Average length of stay (days)	4.9	4.8	4.9
Surgeries	87,998	91,285	179,283
Net outpatient revenue per visit	$741	$741	$741
Outpatient visits	952,915	988,706	1,941,621

Sources of net patient revenue
Medicare	25.1%	23.2%	24.2%
Medicaid	8.7%	9.3%	9.0%
Managed care governmental	14.8%	15.1%	15.0%
Managed care commercial	40.5%	41.4%	41.0%
Indemnity, self-pay and other	10.9%	11.0%	10.8%

(1) Reconciliation of Adjusted EBITDA

Adjusted EBITDA, a non-GAAP term, is defined by the Company as net income (loss) attributable to Tenet Healthcare Corporation common shareholders before (1) the cumulative effect of changes in accounting principle, net of tax, (2) net income attributable to noncontrolling interests, (3) preferred stock dividends, (4) income (loss) from discontinued operations, net of tax, (5) income tax (expense) benefit, (6) net gain (loss) on sales of investments, (7) investment earnings (loss), (8) gain (loss) from early extinguishment of debt, (9) interest expense, (10) litigation and investigation (costs) benefit, net of insurance recoveries, (11) hurricane insurance recoveries, net of costs, (12) impairment of long-lived assets and goodwill and restructuring charges, net of insurance recoveries, and (13) depreciation and amortization. The Company’s Adjusted EBITDA may not be comparable to EBITDA reported by other companies.

The Company provides this information as a supplement to GAAP information to assist itself and investors in understanding the impact of various items on its financial statements, some of which are recurring or involve cash payments. The Company uses this information in its analysis of the performance of its business excluding items that it does not consider as relevant in the performance of its hospitals in continuing operations. Adjusted EBITDA is not a measure of liquidity, but is a measure of operating performance that management uses in its business as an alternative to net income (loss) attributable to Tenet Healthcare Corporation common shareholders. Because Adjusted EBITDA excludes many items that are included in our financial statements, it does not provide a complete measure of our operating performance. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.

The reconciliation of net income (loss) attributable to Tenet Healthcare Corporation common shareholders, the most comparable GAAP term, to Adjusted EBITDA, is set forth in the first table below for the three and six months ended June 30, 2010 and 2009.

(2) Adjusted Free Cash Flow

Adjusted Free Cash Flow, a non-GAAP term, is defined by the Company as cash provided by (used in) operating activities less income tax refunds (payments), payments against reserves for restructuring charges and litigation costs, operating cash flows from discontinued operations, excluding income taxes, capital expenditures in continuing operations, and new hospital construction expenditures. The Company believes the use of Adjusted Free Cash Flow is meaningful as the use of this financial measure provides the Company and the users of its financial statements with supplemental information about the impact on the Company’s cash flows from the items specified above. The Company provides this information as a supplement to GAAP information to assist itself and investors in understanding the impact of various items on its cash flows, some of which are recurring. The Company uses this information in its analysis of its cash flows excluding items that it does not consider relevant to the liquidity of its hospitals in continuing operations. Adjusted Free Cash Flow is a measure of liquidity that management uses in its business as an alternative to net cash provided by (used in) operating activities. Because Adjusted Free Cash Flow excludes many items that are included in our financial statements, it does not provide a complete measure of our liquidity. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance or liquidity. The reconciliation of net cash provided by operating activities, the most comparable GAAP term, to Adjusted Free Cash Flow is set forth in the second table below for the three and six months ended June 30, 2010 and 2009.

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table #1 - Reconciliation of Adjusted EBITDA to Net Income Attributable to Tenet Healthcare Corporation Common Shareholders

(Unaudited)

(Dollars in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$25	$(15)	$113	$163
Less: Net income attributable to noncontrolling interests	(4)	(1)	(5)	(6)
Preferred stock dividends	(6)	—	(12)	—
Loss from discontinued operations, net of tax	(10)	(17)	(5)	(31)

Income from continuing operations	45	3	135	200
Income tax expense	(20)	(4)	(23)	(9)
Investment earnings (loss)	1	(5)	2	(3)
Gain (loss) from early extinguishment of debt	—	(21)	—	113
Net gain on sales of investments	—	15	—	15
Interest expense	(107)	(120)	(216)	(230)

Operating income	171	138	372	314
Litigation and investigation costs	(2)	(9)	(4)	(10)
Impairment of long-lived assets and goodwill, and restructuring charges	2	(1)	2	(6)
Depreciation and amortization	(97)	(98)	(192)	(194)

Adjusted EBITDA	$268	$246	$566	$524

Net operating revenues	$2,303	$2,229	$4,642	$4,491

Adjusted EBITDA as % of net operating revenues (Adjusted EBITDA margin)	11.6%	11.0%	12.2%	11.7%

Additional Supplemental Non-GAAP Disclosures

Table #2 Reconciliation of Adjusted Free Cash Flow to Net Cash

Provided by Operating Activities

(Unaudited)

(Dollars in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net cash provided by operating activities	$191	$170	$169	$164
Less:
Income tax refunds, net	17	22	34	22
Payments against reserves for restructuring charges and litigation costs	(27)	(28)	(51)	(56)
Net cash provided by (used in) operating activities from discontinued operations, excluding income taxes	3	(26)	5	28

Adjusted net cash provided by operating activities – continuing operations	198	202	181	170
Purchases of property and equipment – continuing operations	(70)	(53)	(148)	(138)
Construction of new and replacement hospitals	(7)	(18)	(12)	(34)

Adjusted Free Cash Flow – continuing operations	$121	$131	$21	$(2)